NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This AGREEMENT, dated as of May 3, 2011 (this “Agreement”), is by and among Stratasys, Inc., a Delaware corporation (“Parent”), Solidscape, Inc., a Delaware corporation (the “Company”), and ______________________, a __________________________ (“Controlling Stockholder”), a principal stockholder of the Company.

RECITALS

The Company is engaged in the business of (a) developing, manufacturing, marketing, distributing and servicing office prototyping and three-dimensional printing systems and (b) making and selling prototype parts and end-use parts using office prototyping and three-dimensional printing systems (collectively, the “Business”).

Controlling Stockholder is a principal stockholder of the Company.

As of the date hereof the Company is becoming a wholly owned subsidiary of Parent pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) dated as of the date hereof by and among Parent, Granite Acquisition Corporation, the Company and certain other parties (including but not limited to Controlling Stockholder) directly or indirectly owning equity interests in the Company.  Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

Parent would not be willing to enter into the Merger Agreement unless Controlling Stockholder agreed not to compete with Parent or the Company on the terms set forth in this Agreement.  Accordingly, Controlling Stockholder is willing to enter this Agreement and to be bound by the provisions hereof.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto declare, covenant and agree as follows:

1.           Term.

The term of this Agreement (“Term”) shall commence on the date first above written and shall continue for a period of three (3) years thereafter.

2.	Non-Compete.

During the Term, Controlling Stockholder agrees that neither it nor any of its Affiliates will, directly or indirectly, without the prior written consent of Parent, (i) engage or become interested in, as owner, partner, through equity ownership (other than ownership individually or as a member of a group of less than a 5% interest in a company having securities that are listed for trading on a national securities exchange), investment of capital, lending of money or property, rendering of management services or otherwise, either alone or in association with others, the operation of any business that competes with the Business; (ii) induce or attempt to induce any customer for products or services of the Business sold by Parent, the Company or their Affiliates to reduce such customer’s purchases from Parent, the Company or any of their Affiliates, (iii) use for its or their own benefit or, except as required by law, disclose to any other person or persons, natural or corporate, the name and/or requirements of any such customer of Parent, the Company or their Affiliates for such products or services of the Business, or (iv) solicit any person who is known to be a then-current employee or consultant of Parent, the Company or any of their Affiliates to leave the employ thereof or employ or negotiate for employment of any person known to be employed by or under contract with Parent, the Company or any of their Affiliates.

3.           Consideration.

No separate consideration is being paid by Parent to Controlling Stockholder, it being agreed by Controlling Stockholder that the purchase price paid by Parent to Controlling Stockholder pursuant to the Merger Agreement is paid in partial consideration for Controlling Stockholder’s execution of this Agreement.

4.           Remedies.

(a)          Controlling Stockholder acknowledges and agrees that the provisions of this Agreement are necessary to protect all of the Business, and in no way impose a significant hardship or prevent Controlling Stockholder from conducting its business.

(b)         In the event that this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area or range of activities, the same shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

(c)         Controlling Stockholder recognizes and acknowledges that, in the event of its failure to comply with any of the covenants contained in this Agreement, it may be impossible to measure in money the damages to Parent, the Company or their Affiliates and that in the event of such failure, Parent, the Company and their Affiliates may not have an adequate remedy at law.  It is therefore agreed that Parent, the Company and each such Affiliate, in addition to any other rights or remedies that it may have, shall be entitled to immediate injunctive relief to enforce such covenants, and that if any action or proceeding is brought in equity to enforce the same, Controlling Stockholder will not urge, as a defense, that there is an adequate remedy at law.

(d)         Controlling Stockholder agrees that the fact that there is no separate consideration under this Agreement shall not be used as evidence in determining the amount of monetary damages owing to Parent, the Company or their Affiliates resulting from a breach of this Agreement.

5.           Miscellaneous.

(a)         Controlling Stockholder acknowledges that Parent would not have entered into the Merger Agreement unless Controlling Stockholder agreed to the restrictions set forth in this Agreement, and acknowledges that entering into this Agreement is an inducement to Parent to close, and is a condition precedent to Parent’ obligation to close the transactions set forth in the Merger Agreement.

(b)         Any notices, requests and other communications hereunder shall be in writing and shall be deemed given on the date of delivery, if delivered personally, by facsimile transmission, or by overnight courier, or three (3) days after mailing, if sent by registered or certified United States mail, postage prepaid and return receipt requested, in each case addressed as follows:

Name	Address

To Parent:	Stratasys, Inc.
7665 Commerce Way
Eden Prairie, Minnesota 55344
Attention: Robert F. Gallagher, CFO
Facsimile No.: 952-906-2266
Telephone No.: 952-397-3000
email: robert.gallagher@stratasys.com

To the Company:	Solidscape, Inc.
316 Daniel Webster Highway
Merrimack, NH 03054-4115, USA
Attention: David R. Bothwell
Facsimile No.: 603-424-1850
Telephone No.: 603-429-9700
Email: dbothwell@solid-scape.com

To Controlling
Stockholder:	[address]

except that any of the foregoing may from time to time by written notice to the others designate another address that shall thereupon become its effective address for the purposes of this section.  Any notice delivered by facsimile shall be confirmed by a written notice delivered in the mails, by overnight courier or personally; provided that the foregoing shall not affect the time for when such facsimile notice shall have been considered to have been delivered, such delivery being determined as provided in the first sentence of this Section 5(b).

(c)           The parties hereto hereby waive to the fullest extent permitted by applicable law any right they may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this agreement.  The parties hereto (i) certify that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that they and the other parties hereto have been induced to enter into this agreement and the transactions contemplated by this agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 5(c).

(d)           If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

(e)           This Agreement and the rights, and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed in such State without application of the principles of conflicts of laws of such State.  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Minnesota State court or federal court of the United States of America sitting in Hennepin County, Minnesota, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Minnesota State court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Hennepin County or federal court located in Hennepin County.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Signature Page Follows

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

STRATASYS, INC.

By:
	Name:	S. Scott Crump
	Title:	Chief Executive Officer

SOLIDSCAPE, INC.

By:
	Name:	David R. Bothwell
	Title:	Chief Executive Officer

CONTROLLING STOCKHOLDER

[Name]